Exhibit 10.7

FIRST AMENDMENT

TO THIRD AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of September, 2020, by and among (a) Silicon Valley Bank (“Bank”) and (b)(i) BIGCOMMERCE HOLDINGS, INC., a Delaware corporation (“Delaware Borrower”), (ii) BIGCOMMERCE, INC., a Texas corporation (“Texas Borrower”), and (iii) BIGCOMMERCE PTY LTD ACN 107 422 631, a company incorporated under the laws of Australia (“Australian Borrower”; and together with Delaware Borrower and Texas Borrower, jointly and severally, individually and collectively, “Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of February 28, 2020 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendment to Loan Agreement.

2.1    Section 13 (Definitions). The following term and its definition set forth in Section 13.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“            “Revolving Line” is an aggregate principal amount equal to Twenty Million Dollars ($20,000,000.00); which shall be decreased to an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00) on December 31, 2020.”

2.2    Section 13 (Definitions). The following new defined term is hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“            “First Amendment Effective Date” is September 29, 2020.”

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Post-Closing Conditions. Within fourteen (14) days of the First Amendment Effective Date, (a) Delaware Borrower shall deliver to Bank (1) an updated Perfection Certificate (the “Updated Delaware Perfection Certificate”) which Updated Delaware Perfection Certificate shall supersede in all respects that certain Perfection Certificate of Delaware Borrower dated as of February 28, 2020 and (2) updated exhibits, as necessary, to that certain Second Amended and Restated Intellectual Property Security Agreement dated as of February 28, 2020 between Delaware Borrower and Bank, (b) Texas Borrower shall deliver to Bank (1) an updated Perfection Certificate (the “Updated Texas Perfection Certificate”) which Updated Texas Perfection Certificate shall supersede in all respects that certain Perfection Certificate of Texas Borrower dated as of February 28, 2020 and (2) updated exhibits, as necessary, to that certain Second Amended and Restated Intellectual Property Security Agreement dated as of February 28, 2020 between Texas Borrower and Bank, and (c) Australian Borrower shall deliver to Bank (1) an updated Perfection Certificate (the “Updated Australian Perfection Certificate” and together with the Updated Delaware Perfection Certificate and the Updated Texas Perfection Certificate, the “Perfection Certificate”) which Updated Australian Perfection Certificate shall supersede in all respects that certain Perfection Certificate of Australian Borrower dated as of February 28, 2020 and (2) updated exhibits, as necessary, to that certain Second Amended and Restated Intellectual Property Security Agreement dated as of February 28, 2020 between Australian Borrower and Bank; provided that, Bank reserves the right in its sole and absolute discretion to require that the parties hereto enter into further modifications to the Loan Documents based upon Borrower’s disclosures in each of (a)-(c). Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in this Section 5 shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

BIGCOMMERCE HOLDINGS, INC.

By	/s/ Robert Alvarez

Name:	Robert Alvarez

Title:	Chief Financial Officer

BIGCOMMERCE, INC.

By	/s/ Robert Alvarez

Name:	Robert Alvarez

Title:	Chief Financial Officer

Executed by BIGCOMMERCE PTY LTD

in accordance with Section 127 of the

Corporations Act 2001

/s/ Robert Alvarez	f	/s/ Brent Bellm	f
Signature of director		Signature of director/company secretary (Please delete as applicable)

Robert Alvarez		Brent Bellm
Name of director (print)		Name of director/company secretary (print)

BANK:

SILICON VALLEY BANK

By	/s/ Christopher J. Canazaro

Name:	Christopher J. Canazaro

Title:	Market Manager